EXHIBIT 10.5

AMENDMENT NO. 12 TO CREDIT AGREEMENT
This AMENDMENT NO. 12 TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2018, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, and, for purposes of Sections 1, 2, 5 and 6 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 11, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 10, 2016, Amendment No. 2 to Credit Agreement, dated as of February 24, 2017, Amendment No. 3 to Credit Agreement, dated as of August 9, 2017, Amendment No. 4 to Credit Agreement, dated as of September 20, 2017, Amendment No. 5 to Credit Agreement, dated as of March 1, 2018, Amendment No. 6 to Credit Agreement, dated as of April 10, 2018, Consent and Amendment No. 7 to Credit Agreement, dated as of June 1, 2018, Amendment No. 8 to Credit Agreement, dated as of August 9, 2018, Amendment No. 9 and Consent to Credit Agreement, dated as of September 14, 2018, Amendment No. 10 to the Credit Agreement, dated as of September 28, 2018, Amendment No. 11 to the Credit Agreement, dated as of October 4, 2018 (“Amendment No. 11”), and from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby), pursuant to which the Revolving Credit Lenders have provided a revolving credit facility to the Borrower and the Term Loan Lender has provided a term loan facility to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to, among other items, (1) adjust the financial covenants set forth in Section 7.16 of the Credit Agreement and (2) extend certain Vølund Project milestones, and the Lenders signatory hereto are willing to consent to effect such amendments on the terms and conditions contained in this Amendment;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to the Credit Agreement.
The Credit Agreement is, effective as of the Amendment No. 12 Effective Date (as defined below), hereby amended as follows:

(a)	Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:
“Amendment No. 12” means that certain Amendment No. 12, dated as of the date of the Amendment No. 12 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 12 Effective Date” means October 31, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 12 were satisfied.

(b)	Clause (b) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
(b)    the sum of, in each case (other than in the case of clause (xii)) to the extent deducted in the calculation of (or, in the case of clause (vii), otherwise reducing) such Consolidated Net Income but without duplication,

(c)
Clause (b)(vii) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(vii) (A) for any period that includes the Fiscal Quarter ended December 31, 2016, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Volund Projects in an aggregate amount not to exceed $98,100,000 and, (B) for any period that includes the Fiscal Quarter ended June 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Volund Projects in an aggregate amount not to exceed $115,200,000, (C) for any period that includes the Fiscal Quarter ended September 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $30,100,000, (D) for any period that includes the Fiscal Quarter ended December 31, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $38,700,000, (E) for any period that includes the Fiscal Quarter ended March 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $51,100,000, (F) for any period that includes the Fiscal Quarter ended June 30, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $72,800,000, (G) for any period that includes the Fiscal Quarter ended September 30, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by (i) the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $25,000,000 and (ii) SPIG S.p.A. and its Subsidiaries in such quarter in an aggregate amount not to exceed $5,000,000, and (H) for any period that includes the Fiscal Quarter ended December 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $25,000,000 less the amount added back pursuant to clause (G)(i) above;

(d)
Clause (b)(xii) of the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(xii) (x) for any period that includes the Fiscal Quarter ended September 30, 2018 ~~or December 31, 2018, any amounts~~, an amount equal to $16,000,000 on account of liquidity to be potentially received by the Borrower or its Subsidiaries pursuant to documentation submitted to the Administrative Agent with respect to Section 6.38 (Project Concessions) and (y) for any period that includes the Fiscal Quarter ending December 31, 2018 or the Fiscal Quarter ending March 31, 2019, an amount committed to be received on account of Customer Concessions for the applicable Fiscal Quarter, in the case of each amount added back pursuant to either clauses (x) or (y), (A) to the extent not already included in Consolidated Net Income ~~for such Fiscal Quarter~~ and (B) disclosed to the Administrative Agent and its advisors~~, committed to be received on account of Customer Concessions for the applicable Fiscal Quarter~~, provided that such amounts added to EBITDA under this clause (xii) shall not exceed $20,000,000 in the aggregate;

(e)	Clause (b)(vi) of Section 2.05 (Prepayments) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
(vi)    In the event, and on each occasion, at the close of any Business Day (the “Test Date”), the aggregate unrestricted cash and Cash Equivalents (a) of the Borrower and its Subsidiaries exceeds $~~50,000,000~~45,000,000 or (b) of the Non-Loan Parties exceeds $~~45,000,000~~40,000,000 (a “Trigger Event”), in either case for each of the preceding three Business Days, the Borrower shall prepay the Revolving Credit Loans in an aggregate amount equal to 100% of the amount of such excess such that after giving effect to such repayment, the Borrower and its Subsidiaries and/or the Non-Loan Parties, as applicable, do not hold unrestricted cash and Cash Equivalents in amounts in excess of the above (such mandatory prepayments to be applied as set forth in clause (ii) above) on or prior to (A) the first Business Day after the Test Date or (B) the third Business Day after the Test Date solely with respect to any cash held in a deposit account owned by a Foreign Subsidiary of the Borrower required to be used for such prepayment (each of such dates, a “Repayment Deadline”).

(f)
Clause (e)(iii) of Section 4.03 (Conditions to Revolving Credit Extensions) shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:

(e)    (iii) Liquidity, as of the Business Day immediately prior to each of (x) the date of the applicable Committed Loan Notice and (y) the proposed date of the Credit Extension (which may be confirmed by electronic mail notice), shall not be, after giving pro forma effect to the application of proceeds of the good faith intended use of such Credit Extension, less than (a) $~~50,000,000~~45,000,000 or (b) after ~~consummation of an Asset Sale permitted pursuant to Section 7.04(p) and the completion of the Initial Tranche A Term Loan Funding~~ the turnover of the Vølund Projects located at SKV40, Templeborough, Margam and Dunbar, $40,000,000~~, after giving pro forma effect to the application of proceeds of the good faith intended use of such Credit Extension~~.

(g)	Section 6.34 (Completion of Vølund Project Milestones) of the Credit Agreement shall be amended and restated in its entirety as follows:
6.34     Completion of Vølund Project Milestones. The Borrower shall complete the specified milestones for each of the Vølund Projects in accordance with the schedule set forth on Exhibit A to Amendment No. 12.

(h)	Section 6.38 (Project Concessions) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
6.38    Project Concessions.     Prior to ~~October 31, 2018~~ February 15, 2019, the Borrower shall enter into binding written agreements with certain of the Vølund Project counterparties and other stakeholders that provide a commitment or commitments the results of which will produce, subject to the satisfaction of the conditions and/or performance criteria if and as applicable to such commitments, an increase in the liquidity of the Borrower and its Subsidiaries during the term of such written agreements through cash contributions, cash loans to non-Loan Parties and/or forgiveness of indebtedness and performance obligations by such counterparties and stakeholders (i) in an aggregate amount of not less than $25,000,000 (the “Minimum Customer Concession Amount”), provided that, with respect to any forgiveness of obligations, the designated value thereof shall be acceptable to the Administrative Agent, (ii) to the extent such liquidity increase is in the form of cash contributions or cash loans, receipt of such executed loan commitment documents from the providers of such funding no later than ~~October 31, 2018~~ February 15, 2019 and (iii) in form and on terms and conditions reasonably acceptable to the Administrative Agent (such increases in liquidity, the “Customer Concessions”).

(i)	Section 7.16 (Financial Covenants) of the Credit Agreement shall be amended and restated in its entirety as follows:
7.16    Financial Covenants.

(a)    Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter of the Borrower set forth below to be less than the ratio set forth below opposite such period (provided that, notwithstanding any Fiscal Quarter not being included in the below, the Borrower shall include a reasonably detailed calculation of the Interest Coverage Ratio in the Compliance Certificate delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter):

Fiscal Quarters Ending	Minimum Interest Coverage Ratio
September 30, 2018	1.00:1:00
December 31, 2018	1.00:1:00
March 31, 2019	2.25:1:00
June 30, 2019	3.00:1:00
September 30, 2019	3.25:1:00
December 31, 2019 and the last day of each Fiscal Quarter ending thereafter	3.25:1:00

(b)    Senior Leverage Ratio. The Borrower shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period (provided that, notwithstanding any Fiscal Quarter not being included in the below, the Borrower shall include a reasonably detailed calculation of the Senior Leverage Ratio in the Compliance Certificate delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter):

Fiscal Quarters Ending	Maximum Senior Leverage Ratio
September 30, 2018	9.75:1:00
December 31, 2018	9.00:1:00
March 31, 2019	4.00:1:00
June 30, 2019	3.50:1:00
September 30, 2019	3.00:1:00
December 31, 2019 and the last day of each Fiscal Quarter ending thereafter	3.00:1:00

(j)	Section 7.18 (Minimum Liquidity) of the Credit Agreement is hereby amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
7.18    Minimum Liquidity.     The Borrower shall not permit Liquidity as of the last Business Day of any calendar month, as demonstrated by a certificate of a Responsible Officer delivered within 15 days of the end of the relevant calendar month certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent, commencing on the calendar month ending ~~August 31, 2017~~October 31, 2018, to be less than (a) $~~50,000,000~~45,000,000 or (b) after the ~~consummation of an Asset Sale permitted pursuant to Section 7.04(p) and the completion of the Initial Tranche A Term Loan Funding~~ turnover of the Vølund Projects located at SKV40, Templeborough, Margam and Dunbar, $40,000,000 ~~as demonstrated by a certificate of a Responsible Officer delivered within 15 days of the end of the relevant calendar month certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent~~.

2.	Additional Agreements and Acknowledgments
(a)     The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender who consented to this Agreement by executing and delivering to the Administrative Agent a signature page hereto prior to the Amendment No. 12 Effective Date, an amendment fee equal to 50 basis points (.50%) of the portion of the Revolving Credit Facility held by such Revolving Credit Lender as of the Amendment No. 12 Effective Date payable in immediately available funds upon the Amendment No. 12 Effective Date (the “Amendment Fees”).
(b)    In the event that the Borrower does not proceed with Project October (as such project is described for purposes of this Amendment in a writing delivered to FTI on October 24, 2018), the parties hereto agree to revisit appropriate adjustments to the definition of “EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement to account for the net effects of not proceeding with such project.

(c)    The Borrower, the Administrative Agent, and the Required Lenders reaffirm their agreement to negotiate in good faith modifications to (i) clause (e) of Section 7.03 (Investments) to limit the amount of Investments made by any Loan Party in any Foreign Subsidiary and (ii) clause (h) of Section 7.04 (Asset Sales), clause (b) of Section 7.05 (Restricted Payments), and clauses (a) and (b) of Section 7.06 (Fundamental Changes) to limit certain transactions with Foreign Security Providers. The Borrower reaffirms that the Borrower shall not, and shall cause its Subsidiaries not to, engage in any transactions with respect to its Foreign Subsidiaries outside of the ordinary course of business or outside of past practice prior to the effectiveness of such modifications, except as may be explicitly required by the Credit Agreement (as amended hereby).

(d)     The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 2 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.

3.	Effectiveness; Conditions Precedent.
The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 12 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)	counterparts of this Amendment executed by the Loan Parties, the Administrative Agent, and the Required Lenders;

(ii)
a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 12 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist on, or would result from the occurrence of, the Amendment No. 12 Effective Date and (C) that since December 31, 2017, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect; and

(iii)
satisfactory opinions of each of Loan Parties’ counsels regarding, among other items, due execution, enforceability and non-contravention of law, in form and substance satisfactory to the Administrative Agent and any other opinion from local counsel reasonably requested by the Administrative Agent (which opinions shall also retroactively cover the above described scope with respect to Amendment No. 11); and

(iv)
a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof; and

(b)
without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Revolving Credit Lenders, including on account of Freshfields Bruckhaus Deringer US LLP and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 12 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and

(c)	each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct; and

(d)	the Administrative Agent shall have received on account of each Revolving Credit Lender that consents to this Amendment, the Amendment Fees.
The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 3, promptly provide written notice to the Borrower and the Revolving Credit Lenders of the effectiveness of this Amendment.

4.	Representations and Warranties.
In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default exists;

(b)
the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)
the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)
this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(f)
as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

5.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.
By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(a)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(b)
expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(c)
to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(d)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(e)
acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code).

6.	Releases; Waivers.

(a)
By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.

(b)
By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

7.	Entire Agreement.
This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8.	Full Force and Effect of Credit Agreement.
This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

9.	Counterparts; Effectiveness.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial.
THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated by herein by this reference.

11.	Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	References.
All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

13.	Successors and Assigns.
This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

14.	Lender Acknowledgment.
Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 12 Effective Date specifying its objection thereto.

15.	Amendments.
This Amendment may be amended, supplemented or otherwise modified only by a written agreement signed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders and none of the provisions hereof may be waived without the prior written consent of the Administrative Agent and the Required Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By: /s/ Orville Lunking
Name: Orville Lunking
Title:    Vice President & Treasurer

Acknowledged and Agreed for purposes of Sections 1, 2, 5,
and 6 of the Amendment:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, LLC
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX POWER GENERATION GROUP CANADA CORP.
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX DE MONTERREY, S.A. DE C.V.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
POWER SYSTEMS OPERATIONS, INC.
SOFCO EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: /s/ Robert P. McKinney
Name: Robert P. McKinney
Title:    Assistant Secretary

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

Lenders:

BANK OF AMERICA, N.A., As Lender and Swing Line Lender

By: /s/ Tyler D. Levings
Name: Tyler D. Levings
Title: Director

JP Morgan Chase Bank, N.A., as Lender
By: /s/ Patricia S. Carpen
Name: Patricia S. Carpen
Title: Executive Director

Banc of America Credit Product, Inc., as Lender

By: /s/ Margaret Sang
Name: Margaret Sang
Title: Vice President

Well Fargo Bank, National Association, as Lender

By: /s/ Reginald T. Dawson
Name: Reginal T. Dawson
Title: Senior Vice President

COMPASS Bank dba BBVA COMPASS, as Lender

By: /s/ Bruce Bingham
Name: Bruce Bingham
Title: Vice President

BNP Paribas, as Lender
By: /s/ Pierre Nicolas Rogers
Name: Pierre Nicolas Rogers
Title: Managing Director
BNP Paribas, as Lender
By: /s/ Andrew W. Strait
Name: Andrew W. Strait
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender
By: /s/ Yurly A. Tsyganov
Name: Yurly A. Tsyganov
Title: Director
By: /s/ Kathleen Sweeney
Name: Kathleen Sweeney
Title: Managing Director

HANCOCK WHITNEY BANK, as Lender

By: /s/ Eric K. Sander
Name: Eric K. Sander
Title: Vice President

MUFG Bank, Ltd., as Lender

By: /s/ David Helffrich
Name: David Helffrich
Title: Director

The Northern Trust Co., as Lender

By: /s/ Robert P. Veltman
Name: Robert P. Veltman
Title: Vice President

PNC Bank, National Association, as Lender

By: /s/ Mark Starnes
Name: Mark Starnes
Title: Vice President

THE BANK OF NOVA SCOTIA, as Lender

By: /s/ Justin Mitges
Name: Justin Mitges
Title: Director
THE BANK OF NOVA SCOTIA, as Lender
By: /s/ Rocco Fabiano
Name: Rocco Fabiano
Title: Vice President

TD Bank, N.A., as Lender

By: /s/ Bethany H. Buitenhuys
Name: Bethany H. Buitenhuys
Title: Vice President

UniCredit Bank AG, New York Branch, as Lender

By: /s/ Michael D. Novellino
Name: Michael D. Novellino
Title: Director

By: /s/ Scott Obeck
Name: Scott Obeck
Title: Director

U.S. Bank, N.A, as Lender

By: /s/ David C. Heyson
Name: David C. Heyson
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as Lender

By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

Exhibit A-Vølund Project Milestones

Project	Milestone(s)/Date
ARC	Preliminary Takeover / January 31, 2019
SKV40	Takeover / November 30, 2018
Templeborough	Takeover / December 31, 2018
Margam	Takeover / January 15, 2019
Teesside	Takeover / October 31, 2019
Dunbar	Takeover / December 31, 2018